UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2024

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported by Peoples Bancorp Inc. (“Peoples”) in a Current Report on Form 8-K dated and filed on July 11, 2023, Charles W. Sulerzyski will retire as President and Chief Executive Officer (“CEO”) and as a director of Peoples and Peoples Bank effective as of March 31, 2024. As previously reported, the Boards of Directors of Peoples and Peoples Bank elected Tyler J. Wilcox to serve as the next President and CEO of each of Peoples and Peoples Bank effective April 1, 2024, following Mr. Sulerzyski’s retirement.

In connection with his retirement as President and CEO, Mr. Sulerzyski has agreed to continue to perform certain advisory services as a consultant to Peoples and Peoples Bank (collectively, the “Company”) for an additional 12 months following his retirement pursuant to a Consulting Agreement entered into between the Company and Mr. Sulerzyski effective March 20, 2024 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Sulerzyski will provide advisory services that may include consultation and advice relating to quarterly earnings calls, communications with analysts and other investor relations activities, customer and industry outreach and networking, business strategy and development activities, mergers and acquisitions, and such other consulting and advisory services reasonably requested from time to time by his successor as CEO of the Company.

As consideration for Mr. Sulerzyski’s advisory services, his release of claims against the Company, and an extension of the covenants set forth in the Confidentiality, Non-Competition, Non-Solicitation, Non-Disparagement, Cooperation and Return of Property Agreement between the Company and Mr. Sulerzyski dated April 4, 2011, Mr. Sulerzyski will receive four quarterly payments of $200,000 each, reimbursement of that portion of the premium payments for COBRA continuation coverage for medical, dental and vision insurance benefits that would be in excess of the premium costs for eligible active employees for the applicable insurance coverages during the term of the Consulting Agreement, payment for a subscription to American Banker for 2024 and 2025, and reimbursement of certain reasonable expenses incurred in connection with Mr. Sulerzyski’s advisory services. All of these payments will be subject to applicable tax withholding. During the term of the Consulting Agreement, Mr. Sulerzyski will continue to participate in certain Company provided employee benefits on the same terms as other part-time employees.

The foregoing summary of the provisions of the Consulting Agreement is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference
Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Consulting Agreement dated March 20, 2024, among Charles W. Sulerzyski, Peoples Bancorp Inc. and Peoples Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	March 21, 2024	By:/s/	KATIE BAILEY
Katie Bailey

Executive Vice President, Chief Financial Officer and Treasurer